AMENDMENT TO
          SCHEDULE TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


         Reference is made to the Schedule to Amended and Restated Loan and Security Agreement dated as of May 21, 2004 (as amended prior to the date hereof the "Existing Schedule") among Textron Financial Corporation ("TFC"), MTM Technologies, Inc., Data.Com Results, Inc., PTI Corporation, MTM Advanced Technology, Inc., MTM Technologies (California), Inc. and MTM Technologies (Texas), Inc.

         The parties hereto desire to amend Existing Schedule as provided herein.

         Capitalized terms used in this Amendment to Schedule to Amended and Restated Loan and Security Agreement (this "Schedule Amendment") but not defined herein have the respective meanings specified is the Existing Schedule or otherwise referred to therein.

AFFIRMATIVE COVENANTS (SECTION 6.1):
-----------------------------------

         1. The Affirmative Covenants (section 6.1) of the Existing Schedule set forth below are each hereby amended and restated in their entirety as follows,

            MINIMUM TANGIBLE CAPITAL FUNDS.
            Minimum Tangible Capital Funds of not less than $6 Million dollars ($6,000,000.00).

            MINIMUM UNSUBORDINATED DEBT/TANGIBLE CAPITAL FUNDS.
            Minimum Unsubordinated Debt/Tangible Capital Funds ratio shall be equal to or less than 5.5:1.

         2. The capitalized term of `Total Indebtedness' as used in the calculation of Tangible Net Worth (section 6.1.13) on the Existing Schedule and as defined (section 1 .1) on the Amended And Restated Loan And Security Agreement, and as amended and/or supplemented from time to time, is hereby amended and restated as `total Indebtedness', so that only the word `Indebtedness' remains a capitalized term.

         3. The definition of " Pequot Purchase Agreement" is amended and restated as follows: the Purchase Agreement dated December 10, 2004 by and among MTM Technologies, Inc., Pequot Private Equity Fund III, L.P., Pequot Offshore Private Equity Partners III, L.P., Constellation Venture Capital II, L.P. Constellation Venture Capital Offshore II, L.P., The BSC Employee Fund VI, L.P. and CVC II Partners, LLC.

         3. No Other Changes. Except as specifically supplemented by this Schedule Amendment, the Existing Schedule remains unmodified and in full force and effect. This Schedule Amendment shall be affixed to, and become a part of, the Existing Schedule.

         IN WITNESS WHEREOF, each of undersigned has caused this Schedule Amendment to be executed on its behalf by a duly authorized officer or agent thereof as of December 27, 2004.

MTM Technologies, Inc.                         Data.Com Results, Inc.


By:  /s/ Francis J. Alfano                     By: /s/ Francis J. Alfano
     ----------------------------------           ------------------------------
     Name:  Francis J. Alfano                     Name:  Francis J. Alfano
     Title: CEO                                   Title: President


PTI Corporation                                MTM Advanced Technology, Inc.


By:  /s/ Francis J. Alfano                     By: /s/ Francis J. Alfano
     ----------------------------------            -----------------------------
     Name:  Francis J. Alfano                      Name:  Francis J. Alfano
     Title: President                              Title: President



MTM Technologies (California), Inc.            MTM Technologies (Texas), Inc.


By:  /s/ Francis J. Alfano                     By: /s/ Francis J. Alfano
     ----------------------------------            -----------------------------
     Name:  Francis J. Alfano                      Name:  Francis J. Alfano
     Title: President                              Title: President



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


TEXTRON FINANCIAL CORPORATION


By:  /s/ George Wright
     --------------------------------
     Name:  George Wright
     Title: V.P. - Portfolio Manager


Date:   December 27, 2004


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